Exhibit 99.1

Phase 3 ACCORDANCE Study Top - Line Results July 22 , 2019

Forward Looking Statements

This presentation by Intec Pharma Ltd. (referred to as "we" or "our") may contain forward-looking statements about our expectations, beliefs and intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as "believe", "expect", "intend", "plan", "may", "should", "could", "might", "seek", "target", "will", "project", "forecast", "continue" or "anticipate" or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. In addition, historical results or conclusions from scientific research and clinical studies do not guarantee that future results would suggest similar conclusions or that historical results referred to herein would be interpreted similarly in light of additional research or otherwise. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: our limited operating history and history of operating losses, our ability to continue as a going concern, our ability to obtain additional financing, our ability to successfully operate our business or execute our business plan, the timing and cost of our clinical trials, the completion and receiving favorable results in our clinical trials, our ability to obtain and maintain regulatory approval of our product candidates, our ability to protect and maintain our intellectual property and licensing arrangements, our ability to develop, manufacture and commercialize our product candidates, the risk of product liability claims, the availability of reimbursement, and the influence of extensive and costly government regulation.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. In evaluating forward-looking statements, you should consider these risks and uncertainties. More detailed information about the risks and uncertainties affecting us is contained under the heading "Risk Factors" in the Annual Report and in our period filings with the SEC.

The presentation contains information about investigation-stage drug products under development, which have not yet been approved by the FDA for commercial distribution in the United States. All representations in this presentation are based upon investigations in certain clinical and other research, but which accordingly should not be construed as general claims for the safety or efficacy of the products when used by patients.

INTEC PHARMA

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• Parkinson ’ s disease (PD ) results from a continuing loss of dopamine - producing nerve cells. • Dopamine is required for normal functioning of the central nervous system. • Levodopa is generally considered to be the most effective and widely used treatment for Parkinson ’ s disease. • Up to 50 % of patients show the onset of motor fluctuations within two years of starting conventional Levodopa therapy. • For many advanced PD patients, the repeated emergence of OFF periods can occupy up to one - third or more of a typical waking day. • Improving the consistency in Levodopa ’ s plasma levels becomes the major factor for improving symptom control. Parkinson’s Disease and Levodopa

The Accordion Pill: A new platform for oral drug delivery AP capsule dissolves and outer layers facilitate unfolding mechanism of films Layers comprise an inner, controlled release drug - containing layer, and immediate release layer(s) for multiple drug release profiles and/or fixed - dose combinations Retained in stomach for up to 12 hours, AP releases drug in controlled manner towards upper part of gastrointestinal tract, where it is absorbed Once AP is out of stomach, it is fully degraded in small intestine 4

AP - CD/LD Phase III Trial Design ~ 9 0+ Clinical sites across 10 countries 6 Weeks 13 Weeks 2 Weeks 50 / 400 , 50 / 500 BID, TID Open label N= 462 Double Blind 12 Months 6 Weeks Optimization on Sinemet® AP - CD/LD Conversion Enrollment Committee Review Treatment Period Sinemet + AP - CD/LD dummy Treatment Period AP - CD/LD + Sinemet dummy Follow Up Open Label Extension AP - CD/LD Randomization N= 320 Enrollment Open label Gastroscopy (GI endoscopy) Gastroscopy (GI endoscopy) First ˜ 100 patients Independent DMC closed GI sub - study in Feb. 2018 and recommended to continue main study without changes 5 > 90 % enrolling

Primary Analysis - Average Hours of “ OFF ” Time Daily

Preliminary Post Ad Hoc Analysis - All Patients NOT Requiring The Maximal AP Dose of 1500 mg LD

Preliminary Post Ad Hoc Analysis - Patients Who Received 1.6 to 2.0 Dose Ratio of AP LD to IR LD

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